Exhibit 99.1

CONTACT:
Howard Clabo (editorial/media) 408.748.5775
NEWS RELEASE	Michael Sullivan (financial community) 408.986.7977
APPLIED MATERIALS DELIVERS STRONG SECOND QUARTER RESULTS
•	Net sales of $2.86 billion up 25 percent year over year and up 7 percent sequentially

•	Q2 EPS of $0.37; Q2 non-GAAP EPS of $0.38
SANTA CLARA, Calif., May 24, 2011 — Applied Materials, Inc. (NASDAQ: AMAT), the world’s leading supplier of manufacturing solutions for the semiconductor, display and solar industries, today reported results for its second quarter of fiscal 2011 ended May 1, 2011. Applied generated orders of $3.19 billion, net sales of $2.86 billion, operating income of $677 million, and net income of $489 million or $0.37 per share. Non-GAAP operating income was $685 million, and non-GAAP net income was $501 million or $0.38 per share.
“Applied delivered one of the best quarters in the company’s history, including record net sales in our solar business,” said Mike Splinter, chairman and chief executive officer. “While near-term economic conditions have tempered our growth expectations, our outlook for the year remains strong driven by our customers’ plans to invest in the advanced technologies needed to meet growing demand for mobile devices and consumer electronics.”
Splinter added, “Earlier this month, we announced the planned acquisition of Varian Semiconductor to strengthen our leadership in the semiconductor industry and deliver value to our customers, shareholders and employees worldwide.”
“We exceeded our guidance for net sales in the second quarter and delivered earnings per share at the high end of the range,” said George Davis, chief financial officer. “During the quarter, we also raised our dividend by 14 percent to 8 cents per share and generated operating cash flow of more than $700 million.”
Financial Results Summary

	Q2 FY2011	Q1 FY2011	Q2 FY2010
GAAP Results
Net sales	$2.86 billion	$2.69 billion	$2.30 billion
Operating income	$677 million	$674 million	$386 million
Net income	$489 million	$506 million	$264 million
Earnings per share	$0.37	$0.38	$0.20
Non-GAAP Results
Non-GAAP operating income	$685 million	$659 million	$425 million
Non-GAAP net income	$501 million	$484 million	$292 million
Non-GAAP earnings per share	$0.38	$0.36	$0.22
The non-GAAP results exclude the impact of the following, where applicable: restructuring and asset impairment charges and any associated adjustment related to restructuring actions, certain discrete tax items, certain acquisition-related costs, investment impairments, and gain or loss on sale of facilities.

Applied Materials, Inc.

A reconciliation of the GAAP and non-GAAP results is provided in the financial statements included in this release. See also “Use of Non-GAAP Financial Measures” below.
Fiscal Second Quarter Reportable Segment Results
Silicon Systems Group (SSG) orders were $1.71 billion, up 7 percent sequentially. Net sales were $1.45 billion, down 3 percent sequentially. Operating income decreased 10 percent sequentially to $491 million or 34 percent of net sales on a weaker mix. New order composition was: foundry 47 percent, logic and other 25 percent, flash 16 percent, and DRAM 12 percent.
Applied Global Services (AGS) orders were $603 million, up 9 percent sequentially. Net sales were a record $614 million, up 8 percent sequentially, led by higher shipments of 200mm equipment. Operating income increased to $91 million or 15 percent of net sales and included $24 million in intangible asset impairment charges.
Display orders were $255 million, up 80 percent sequentially driven primarily by growth in equipment for producing touch panels and advanced mobile device displays. Net sales were $158 million, up 7 percent sequentially. Operating income increased to $31 million or 19 percent of net sales.
Energy and Environmental Solutions (EES) orders were $612 million, down 8 percent sequentially. Net sales set a record at $637 million, up 34 percent sequentially. Operating income increased to $170 million or 27 percent of net sales.
Additional Quarterly Financial Information
•	Backlog increased by $344 million to $3.88 billion.

•	Gross margin was 41.5 percent, down from 42.3 percent in the first quarter.

•	The effective tax rate was 28.8 percent.

•	Operating cash flow was $704 million or 25 percent of net sales.

•	Cash dividend payments totaled $93 million.

•	The company used $118 million to repurchase 7.6 million shares of its common stock.

•	Cash, cash equivalents and investments increased to $4.58 billion at quarter end.
Business Outlook
For the third quarter of fiscal 2011, Applied expects net sales to be down in the range of 3 percent to 10 percent sequentially. The company expects non-GAAP EPS to be in the range of $0.31 to $0.37. The non-GAAP EPS outlook excludes known charges related to completed acquisitions of approximately $0.01 per share, but does not exclude other non-GAAP adjustments that may arise subsequent to this release. The non-GAAP EPS outlook includes the potential cost of long-term financing related to the planned Varian acquisition of approximately $0.01 cent per share.
Use of Non-GAAP Financial Measures
Management uses non-GAAP results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Applied Materials believes these measures enhance investors’ ability to review the company’s business from the

Applied Materials, Inc.

same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding Applied’s performance and full-year outlook, customers’ investments, the planned acquisition of Varian Semiconductor Equipment Associates, Inc. (Varian) and associated benefits, and the business outlook for the third quarter of fiscal 2011. Forward-looking statements may contain words such as “expect,” “believe,” “may,” “can,” “should,” “will,” “forecast,” “anticipate” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the level of demand for Applied’s products, which is subject to many factors, including uncertain global economic and industry conditions, business and consumer spending, demand for electronic products and semiconductors, government renewable energy policies and incentives, and customers’ utilization rates and new technology and capacity requirements; variability of operating expenses and results among the company’s segments caused by differing conditions in the served markets; Applied’s ability to (i) develop, deliver and support a broad range of products, expand its markets and develop new markets, (ii) timely align its cost structure with business conditions, (iii) plan and manage its resources and production capability, including its supply chain, (iv) implement initiatives that enhance global operations and efficiencies, (v) consummate the proposed merger with Varian in a timely manner or at all, which depends on satisfaction of conditions precedent, including receipt of certain regulatory approvals and approval by Varian’s stockholders, (vi) complete anticipated financing arrangements, (vii) integrate Varian’s operations, product lines, technology and employees and realize synergies from the proposed merger, (viii) obtain and protect intellectual property rights in key technologies, (ix) attract, motivate and retain key employees, and (x) accurately forecast future operating and financial results, which depends on multiple assumptions related to, without limitation, market conditions, customer requirements and business needs; and other risks described in Applied Materials’ SEC filings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.
About Applied Materials
Applied Materials, Inc. (Nasdaq:AMAT) is the global leader in providing innovative equipment, services and software to enable the manufacture of advanced semiconductor, flat panel display and solar photovoltaic products. Our technologies help make innovations like smartphones, flat screen TVs and solar panels more affordable and accessible to consumers and businesses around the world. At Applied Materials, we turn today’s innovations into the industries of tomorrow. Learn more at www.appliedmaterials.com.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	May 1,	May 2,	May 1,	May 2,
(In millions, except per share amounts)	2011	2010	2011	2010

Net sales	$2,862	$2,296	$5,549	$4,144
Cost of products sold	1,673	1,369	3,224	2,506

Gross margin	1,189	927	2,325	1,638

Operating expenses:
Research, development and engineering	297	306	567	575
General and administrative	112	126	224	250
Marketing and selling	107	100	216	198
Restructuring charges and asset impairments	(4)	9	(33)	113

Total operating expenses	512	541	974	1,136

Income from operations	677	386	1,351	502

Impairment of strategic investments	—	4	—	5
Interest expense	5	5	10	10
Interest and other income, net	14	10	25	19

Income before income taxes	686	387	1,366	506

Provision for income taxes	197	123	371	159

Net income	$489	$264	$995	$347

Earnings per share:
Basic and Diluted	$0.37	$0.20	$0.75	$0.26

Weighted average number of shares:
Basic	1,320	1,345	1,322	1,343
Diluted	1,333	1,352	1,333	1,351

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

	May 1,	October 31,
(In millions)	2011	2010

ASSETS

Current assets:
Cash and cash equivalents	$2,558	$1,858
Short-term investments	750	727
Accounts receivable, net	1,916	1,831
Inventories	1,794	1,547
Deferred income taxes, net	545	513
Income taxes receivable	110	—
Other current assets	271	289

Total current assets	7,944	6,765

Long-term investments	1,269	1,307
Property, plant and equipment, net	898	963
Goodwill, net	1,336	1,336
Purchased technology and other intangible assets, net	236	287
Deferred income taxes and other assets	274	285

Total assets	$11,957	$10,943

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$1	$1
Accounts payable and accrued expenses	1,760	1,766
Customer deposits and deferred revenue	1,279	847
Income taxes payable	211	274

Total current liabilities	3,251	2,888

Long-term debt	204	204
Employee benefits and other liabilities	320	315

Total liabilities	3,775	3,407

Total stockholders’ equity	8,182	7,536

Total liabilities and stockholders’ equity	$11,957	$10,943

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

	Six Months Ended
	May 1,	May 2,
(In millions)	2011	2010

Cash flows from operating activities:
Net income	$995	$347
Adjustments required to reconcile net income to cash provided by operating activities:
Depreciation and amortization	128	163
Loss on fixed asset retirements	1	12
Provision for bad debts	—	6
Restructuring charges and asset impairments	(33)	113
Deferred income taxes	(17)	(75)
Net recognized loss on investments	5	14
Share-based compensation	72	62
Net change in operating assets and liabilities, net of amounts acquired	(22)	257

Cash provided by operating activities	1,129	899

Cash flows from investing activities:
Capital expenditures	(81)	(98)
Proceeds from sale of facility	39	—
Cash paid for acquisition, net of cash acquired	—	(323)
Proceeds from sales and maturities of investments	904	540
Purchases of investments	(896)	(829)

Cash used in investing activities	(34)	(710)

Cash flows from financing activities:
Debt repayments, net	(1)	(5)
Proceeds from common stock issuances	59	97
Common stock repurchases	(268)	(100)
Payment of dividends to stockholders	(186)	(161)

Cash used in financing activities	(396)	(169)

Effect of exchange rate changes on cash and cash equivalents	1	—

Increase in cash and cash equivalents	700	20
Cash and cash equivalents — beginning of period	1,858	1,576

Cash and cash equivalents — end of period	$2,558	$1,596

Supplemental cash flow information:
Cash payments (refunds) for income taxes	$554	$(98)
Cash payments for interest	$7	$7

Applied Materials, Inc.

Reportable Segment Results

	Q2 FY2011			Q1 FY2011			Q2 FY2010
			Operating			Operating			Operating
	New	Net	Income	New	Net	Income	New	Net	Income
(In millions)	Orders	Sales	(Loss)	Orders	Sales	(Loss)	Orders	Sales	(Loss)
SSG	$1,715	$1,453	$491	$1,610	$1,496	$543	$1,416	$1,404	$498
AGS	$603	$614	$91	$552	$567	$85	$483	$456	$90
Display	$255	$158	$31	$142	$147	$28	$256	$270	$90
EES	$612	$637	$170	$668	$476	$144	$378	$166	$(145)
Corporate	—	—	$(106)	—	—	$(126)	—	—	$(147)

Consolidated	$3,185	$2,862	$677	$2,971	$2,686	$674	$2,533	$2,296	$386

Corporate Unallocated Expenses

(In millions)	Q2 FY2011	Q1 FY2011	Q2 FY2010
Restructuring charges and asset impairments, net	$(20)	$(1)	$9
Share-based compensation	$39	$33	$28
Other unallocated expenses	$87	$94	$110

Corporate	$106	$126	$147

Applied Materials, Inc.

Additional Information

	Q2 FY2011		Q1 FY2011		Q2 FY2010
New Orders and Net Sales by Geography
	New	Net	New	New	New	Net
(In $ millions)	Orders	Sales	Orders	Sales	Orders	Sales
North America	710	467	679	610	300	230
% of Total	22	16	23	23	12	10
Europe	246	312	346	278	156	165
% of Total	8	11	12	10	6	7
Japan	269	208	187	166	158	233
% of Total	8	7	6	6	6	10
Korea	367	299	225	169	561	632
% of Total	12	10	8	6	22	28
Taiwan	782	650	745	635	655	699
% of Total	25	23	25	24	26	30
Southeast Asia	143	185	135	154	152	105
% of Total	4	7	4	6	6	5
China	668	741	654	674	551	232
% of Total	21	26	22	25	22	10

Employees (In thousands)
Regular Full Time	13.1	13.0	13.0

Applied Materials, Inc.

APPLIED MATERIALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended			Six Months Ended
	May 1,	January 30,	May 2,	May 1,	May 2,
(In millions, except per share amounts)	2011	2011	2010	2011	2010
Non-GAAP Operating Income

Reported operating income (GAAP basis)	$677	$674	$386	$1,351	$502
Certain items associated with acquisitions [1]	12	13	30	25	56
Semitool deal cost	—	—	—	—	10
Restructuring charges and asset impairments [2,3,4,5,6]	(4)	(29)	9	(33)	113
Loss on sale of facility	—	1	—	1	—

Non-GAAP operating income	$685	$659	$425	$1,344	$681

Non-GAAP Net Income

Reported net income (GAAP basis)	$489	$506	$264	$995	$347
Certain items associated with acquisitions [1]	12	13	30	25	56
Semitool deal cost	—	—	—	—	10
Restructuring charges and asset impairments [2,3,4,5,6]	(4)	(29)	9	(33)	113
Impairment of strategic investments	—	—	4	—	5
Loss on sale of facility	—	1	—	1	—
Reinstatement of federal R&D tax credit	—	(13)	—	(13)	—
Income tax effect of non-GAAP adjustments	4	6	(15)	10	(59)

Non-GAAP net income	$501	$484	$292	$985	$471

Non-GAAP Net Income Per Diluted Share

Reported net income per diluted share (GAAP basis)	$0.37	$0.38	$0.20	$0.75	$0.26
Certain items associated with acquisitions	0.01	0.01	0.02	0.01	0.03
Semitool deal cost	—	—	—	—	0.01
Restructuring charges and asset impairments	—	(0.01)	—	(0.01)	0.05
Impairment of strategic investments	—	—	—	—	—
Loss on sale of facility	—	—	—	—	—
Reinstatement of federal R&D tax credit	—	(0.01)	—	(0.01)	—
Non-GAAP net income — per diluted share	$0.38	$0.36	$0.22	$0.74	$0.35
Shares used in diluted shares calculation	1,333	1,335	1,352	1,333	1,351

[1]	These items are incremental charges attributable to acquisitions consisting of inventory fair value adjustments on products sold and amortization of purchased intangible assets.

[2]	Results for the three months ended May 1, 2011 included asset impairment charges of $24 million related to certain intangible assets, offset by favorable adjustments of $8 million related to a restructuring program announced on July 21, 2010, $19 million related to a restructuring program announced on November 11, 2009, and $1 million related to a restructuring program announced on November 12, 2008.

[3]	Results for the three months ended January 30, 2011 included asset impairment charges of $3 million related to a facility held-for-sale, offset by favorable adjustments of $28 million related to a restructuring program announced on July 21, 2010, and $4 million related to a restructuring program announced on November 12, 2008.

[4]	Results for the three and six months ended May 2, 2010 included asset impairment charges of $9 million related to a facility held for sale.

[5]	Results for the six months ended May 1, 2011 included asset impairment charges of $27 million primarily related to certain intangible assets, offset by favorable adjustments of $36 million related to a restructuring program announced on July 21, 2010, $19 million related to a restructuring program announced on November 11, 2009, and $5 million related to a restructuring program announced on November 12, 2008.

[6]	Results for the six months ended May 2, 2010 included restructuring charges of $104 million related to a restructuring program announced on November 11, 2009.